NEWS RELEASE
W. R. Berkley Corporation 475 Steamboat Road Greenwich, Connecticut 06830 (203) 629-3000

FOR IMMEDIATE RELEASE     CONTACT:    Karen A. Horvath
Vice President - External
Financial Communications
(203) 629-3000

W. R. Berkley Corporation Reports Third Quarter Results
Net Income Increased by 45.7% to $334 Million;
Operating Return on Equity of 21.7% and Return on Equity of 19.8%;
Record Quarterly Net Investment Income of $271 Million Driven by 59.3% Increase in the Core Portfolio

Greenwich, CT, October 23, 2023 - W. R. Berkley Corporation (NYSE: WRB) today reported its third quarter 2023 results.
Summary Financial Data
(Amounts in thousands, except per share data)

	Third Quarter		Nine Months
	2023	2022	2023	2022

Gross premiums written	$3,353,205	$3,081,938	$9,739,296	$8,994,175
Net premiums written	2,848,459	2,577,274	8,234,799	7,576,163

Net income to common stockholders	333,586	228,879	984,020	998,839
Net income per diluted share	1.23	0.82	3.59	3.57

Operating income (1)	366,608	281,833	952,868	901,436
Operating income per diluted share	1.35	1.01	3.48	3.22

Return on equity (2)	19.8%	13.8%	19.4%	20.0%
Operating return on equity (1) (2)	21.7%	16.9%	18.8%	18.1%

(1)Operating income is a non-GAAP financial measure defined by the Company as net income excluding after-tax net investment gains (losses) and related expenses.
(2)Return on equity and operating return on equity represent net income and operating income, respectively, expressed on an annualized basis as a percentage of beginning of year common stockholders’ equity.

W. R. Berkley Corporation        2

Third quarter highlights included:
•Operating return on equity and return on equity of 21.7% and 19.8%, respectively.
•Record net investment income of $270.9 million driven by 59.3% increase in the core portfolio.
•The current accident year combined ratio before catastrophe losses of 2.3 loss ratio points was 87.9%.
•The reported combined ratio was 90.2%, including current accident year catastrophe losses of $61.5 million.
•Record net premiums written grew 10.5% to $2.8 billion.
•Underwriting income and net income grew 34.7% and 45.7% to $258.7 million and $333.6 million, respectively.
•Average rate increases excluding workers' compensation were approximately 8.5%.
•Total capital returned to shareholders was $160.3 million, consisting of $129.0 million of special dividends, $28.4 million of regular dividends, and $2.9 million of share repurchases.

The Company commented:
Strong underwriting profits and record quarterly net investment income drove the Company’s exceptional annualized operating return on equity of 21.7% in the third quarter of 2023.

Net premiums written grew 10.5% in the quarter. Market segments, territories and lines of business continue to move independently of one another. Accordingly, we are expanding in areas that are likely to provide attractive risk-adjusted profitability. Overall rate increases excluding workers’ compensation remained strong at 8.5%.

The higher interest rate environment contributed to a meaningful year-over-year increase in investment income. We anticipate this trend will continue as we benefit from record operating cash flows and reinvest at higher interest rates. Simultaneously, the short duration and high quality of our fixed-maturity portfolio have enabled us to grow book value even as interest rates have risen.

Our focus on total risk-adjusted return, decentralized operations, and entrepreneurial culture, coupled with effective capital management, has enabled us to continue to create value for our shareholders. We remain well positioned for continued success and very optimistic about the remainder of 2023 and the foreseeable future.

W. R. Berkley Corporation        3
Webcast Conference Call
    The Company will hold its quarterly conference call with analysts and investors to discuss its earnings and other information on October 23, 2023, at 5:00 p.m. eastern time. The conference call will be webcast live on the Company's website at https://ir.berkley.com/events-and-presentations/default.aspx. Please log on early to register. A replay of the webcast will be available on the Company's website approximately two hours after the end of the conference call. Additional financial information can be found on the Company's website at https://ir.berkley.com/investor-relations/financial-information/quarterly-results/default.aspx.
About W. R. Berkley Corporation
    Founded in 1967, W. R. Berkley Corporation is an insurance holding company that is among the largest commercial lines writers in the United States and operates worldwide in two segments of the property casualty business: Insurance and Reinsurance & Monoline Excess.

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Forward Looking Information

This is a “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including statements related to our outlook for the industry and for our performance for the year 2023 and beyond, are based upon the Company’s historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. They are subject to various risks and uncertainties, including but not limited to: the cyclical nature of the property casualty industry; the impact of significant competition, including new entrants to the industry; the long-tail and potentially volatile nature of the insurance and reinsurance business; product demand and pricing; claims development and the process of estimating reserves; investment risks, including those of our portfolio of fixed maturity securities and investments in equity securities, including investments in financial institutions, municipal bonds, mortgage-backed securities, loans receivable, investment funds, including real estate, merger arbitrage, energy related and private equity investments; the effects of emerging claim and coverage issues; the uncertain nature of damage theories and loss amounts, including claims for cyber security-related risks; natural and man-made catastrophic losses, including as a result of terrorist activities; the ongoing effects of the COVID-19 pandemic, or other epidemics and pandemics; the impact of climate change, which may alter the frequency and increase the severity of catastrophe events; general economic and market activities, including inflation, interest rates, and volatility in the credit and capital markets; the impact of the conditions in the financial markets and the global economy, and the potential effect of legislative, regulatory, accounting or other initiatives taken in response to such conditions, on our results and financial condition; foreign currency and political risks relating to our international operations; our ability to attract and retain key personnel and qualified employees; continued availability of capital and financing; the success of our new ventures or acquisitions and the availability of other opportunities; the availability of reinsurance; our retention under the Terrorism Risk Insurance Program Reauthorization Act of 2019; the ability or willingness of our reinsurers to pay reinsurance recoverables owed to us; other legislative and regulatory developments, including those related to business practices in the insurance industry; credit risk related to our policyholders, independent agents and brokers; changes in the ratings assigned to us or our insurance company subsidiaries by rating agencies; the availability of dividends from our insurance company subsidiaries; cyber security breaches of our information technology systems and the information technology systems of our vendors and other third parties, or related processes and systems; the effectiveness of our controls to ensure compliance with guidelines, policies and legal and regulatory standards; and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties could cause our actual results for the year 2023 and beyond to differ materially from those expressed in any forward-looking statement we make. Any projections of growth in our revenues would not necessarily result in commensurate levels of earnings. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

# # #

W. R. Berkley Corporation        5
Consolidated Financial Summary
(Amounts in thousands, except per share data)

	Third Quarter		Nine Months
	2023	2022	2023	2022
Revenues:
Net premiums written	$2,848,459	$2,577,274	$8,234,799	$7,576,163
Change in unearned premiums	(206,545)	(135,313)	(548,726)	(527,958)
Net premiums earned	2,641,914	2,441,961	7,686,073	7,048,205
Net investment income	270,944	202,816	739,494	547,902
Net investment (losses) gains:
Net realized and unrealized (losses) gains on investments	(40,855)	(66,282)	50,403	139,664
Change in allowance for credit losses on investments	(1,571)	(1,128)	(11,164)	(12,365)
Net investment (losses) gains	(42,426)	(67,410)	39,239	127,299
Revenues from non-insurance businesses	137,116	119,013	375,225	345,210
Insurance service fees	22,962	27,940	81,290	82,284
Other Income	128	80	235	1,797
Total Revenues	3,030,638	2,724,400	8,921,556	8,152,697
Expenses:
Loss and loss expenses	1,636,193	1,564,578	4,744,602	4,339,646
Other operating costs and expenses	808,669	725,537	2,457,925	2,139,256
Expenses from non-insurance businesses	133,939	116,240	370,244	334,062
Interest expense	31,888	31,780	95,580	98,473
Total expenses	2,610,689	2,438,135	7,668,351	6,911,437
Income before income tax	419,949	286,265	1,253,205	1,241,260
Income tax expense	(86,519)	(55,791)	(268,322)	(238,290)
Net Income before noncontrolling interests	333,430	230,474	984,883	1,002,970
Noncontrolling interest	156	(1,595)	(863)	(4,131)
Net income to common stockholders	$333,586	$228,879	$984,020	$998,839

Net income per share:
Basic	$1.24	$0.83	$3.62	$3.61
Diluted	$1.23	$0.82	$3.59	$3.57

Average shares outstanding (1):
Basic	269,191	277,192	271,656	276,928
Diluted	271,439	279,642	274,146	279,644

(1)Basic shares outstanding consist of the weighted average number of common shares outstanding during the period (including shares held in a grantor trust). Diluted shares outstanding consist of the weighted average number of basic and common equivalent shares outstanding during the period.

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Business Segment Operating Results
(Amounts in thousands, except ratios) (1)

	Third Quarter		Nine Months
	2023	2022	2023	2022
Insurance:
Gross premiums written	$2,990,869	$2,719,824	$8,659,128	$7,976,288
Net premiums written	2,508,740	2,237,608	7,246,773	6,637,024
Net premiums earned	2,319,435	2,129,014	6,747,704	6,162,005
Pre-tax income	415,279	322,312	1,153,742	1,052,185
Loss ratio	62.6%	63.2%	62.8%	61.3%
Expense ratio	28.4%	28.0%	28.4%	27.9%
GAAP Combined ratio	91.0%	91.2%	91.2%	89.2%

Reinsurance & Monoline Excess:
Gross premiums written	$362,336	$362,114	$1,080,168	$1,017,887
Net premiums written	339,719	339,666	988,026	939,139
Net premiums earned	322,479	312,947	938,369	886,200
Pre-tax income	106,072	59,561	313,290	209,366
Loss ratio	56.8%	70.2%	53.7%	63.7%
Expense ratio	27.8%	28.4%	28.7%	28.4%
GAAP Combined ratio	84.6%	98.6%	82.4%	92.1%

Corporate and Eliminations:
Net investment (losses) gains	$(42,426)	$(67,410)	$39,239	$127,299
Interest expense	(31,888)	(31,780)	(95,580)	(98,473)
Other expenses	(27,088)	3,582	(157,486)	(49,117)
Pre-tax loss	(101,402)	(95,608)	(213,827)	(20,291)

Consolidated:
Gross premiums written	$3,353,205	$3,081,938	$9,739,296	$8,994,175
Net premiums written	2,848,459	2,577,274	8,234,799	7,576,163
Net premiums earned	2,641,914	2,441,961	7,686,073	7,048,205
Pre-tax income	419,949	286,265	1,253,205	1,241,260
Loss ratio	61.9%	64.1%	61.7%	61.6%
Expense ratio	28.3%	28.0%	28.4%	28.0%
GAAP Combined ratio	90.2%	92.1%	90.1%	89.6%

(1)Loss ratio is losses and loss expenses incurred expressed as a percentage of premiums earned. Expense ratio is underwriting expenses expressed as a percentage of premiums earned. GAAP combined ratio is the sum of the loss ratio and the expense ratio.

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Supplemental Information
(Amounts in thousands)

	Third Quarter		Nine Months
	2023	2022	2023	2022
Net premiums written:
Other liability	$979,025	$861,551	$2,869,297	$2,569,737
Short-tail lines (1)	553,447	439,630	1,572,609	1,318,398
Commercial automobile	388,132	333,935	1,045,651	948,913
Workers' compensation	302,701	306,593	937,855	940,734
Professional liability	285,435	295,899	821,361	859,242
Total Insurance	2,508,740	2,237,608	7,246,773	6,637,024
Casualty reinsurance	183,211	195,642	572,102	583,780
Monoline excess	83,217	75,959	212,839	192,723
Property reinsurance	73,291	68,065	203,085	162,636
Total Reinsurance & Monoline Excess	339,719	339,666	988,026	939,139
Total	$2,848,459	$2,577,274	$8,234,799	$7,576,163

Current accident year losses from catastrophes (including COVID-19 related losses):
Insurance	$46,160	$51,144	$139,409	$101,802
Reinsurance & Monoline Excess	15,369	42,999	23,536	79,063
Total	$61,529	$94,143	$162,945	$180,865

Net Investment income:
Core portfolio (2)	$248,618	$156,077	$680,883	$401,975
Investment funds	4,450	36,045	5,443	121,919
Arbitrage trading account	17,876	10,694	53,168	24,008
Total	$270,944	$202,816	$739,494	$547,902

Net realized and unrealized (losses) gains on investments:
Net realized (losses) gains on investments	$(21,796)	$(15,898)	$4,798	$228,365
Change in unrealized (losses) gains on equity securities	(19,059)	(50,384)	45,605	(88,701)
Total	$(40,855)	$(66,282)	$50,403	$139,664

Other operating costs and expenses:
Policy acquisition and insurance operating expenses	$747,007	$685,325	$2,183,517	$1,974,676
Insurance service expenses	21,225	24,991	70,336	71,348
Net foreign currency gains	(22,498)	(41,065)	(1,777)	(85,060)
Other costs and expenses	62,935	56,286	205,849	178,292
Total	$808,669	$725,537	$2,457,925	$2,139,256

Cash flow from operations	$1,077,093	$767,649	$2,231,162	$1,773,303

Reconciliation of net income to operating income:
Net income	$333,586	$228,879	$984,020	$998,839
Pre-tax investment losses (gains), net of related expenses	42,426	67,410	(39,170)	(122,930)
Income tax (benefit) expense	(9,404)	(14,456)	8,018	25,527
Operating income after-tax (3)	$366,608	$281,833	$952,868	$901,436

(1)Short-tail lines include commercial multi-peril (non-liability), inland marine, accident and health, fidelity and surety, boiler and machinery and other lines.
(2)Core portfolio includes fixed maturity securities, equity securities, cash and cash equivalents, real estate and loans receivable.
(3)Operating income is a non-GAAP financial measure defined by the Company as net income excluding after-tax net investment gains (losses). Net investment gains (losses) are computed net of related expenses, including performance-based compensatory costs associated with realized investment gains. Management believes this measurement provides a useful indicator of trends in the Company’s underlying operations.

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Selected Balance Sheet Information
(Amounts in thousands, except per share data)

	September 30, 2023	December 31, 2022

Net invested assets (1)	$26,126,604	$24,545,672
Total assets	36,111,348	33,815,103
Reserves for losses and loss expenses	18,273,310	17,011,223
Senior notes and other debt	1,828,046	1,828,823
Subordinated debentures	1,008,910	1,008,371
Common stockholders' equity (2)	6,915,579	6,748,332
Common stock outstanding (3)	258,044	264,546
Book value per share (4)	26.80	25.51
Tangible book value per share (4)	25.91	24.58

(1)Net invested assets include investments, cash and cash equivalents, trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases, net of related liabilities.
(2)As of September 30, 2023, reflected in common stockholders' equity are after-tax unrealized investment losses of $944 million and unrealized currency translation losses of $379 million. As of December 31, 2022, after-tax unrealized investment losses were $893 million and unrealized currency translation losses were $372 million.
(3)During the nine months ended September 30, 2023, the Company repurchased 7,146,975 shares of its common stock for $430.5 million. During the three months ended September 30, 2023, the Company repurchased 48,016 shares of its common stock for $2.9 million. The number of shares of common stock outstanding excludes shares held in a grantor trust.
(4)Book value per share is total common stockholders’ equity divided by the number of common shares outstanding. Tangible book value per share is total common stockholders’ equity excluding the after-tax value of goodwill and other intangible assets divided by the number of common shares outstanding.

W. R. Berkley Corporation        9
Investment Portfolio
September 30, 2023
(Amounts in thousands, except percentages)

	Carrying Value	Percent of Total
Fixed maturity securities:
United States government and government agencies	$1,467,199	5.6%
State and municipal:
Special revenue	1,646,921	6.3%
State general obligation	405,969	1.6%
Local general obligation	385,340	1.5%
Corporate backed	179,973	0.7%
Pre-refunded	102,594	0.3%
Total state and municipal	2,720,797	10.4%
Mortgage-backed securities:
Agency	1,250,357	4.8%
Commercial	629,512	2.4%
Residential - Prime	196,519	0.8%
Residential - Alt A	2,937	0.0%
Total mortgage-backed securities	2,079,325	8.0%
Asset-backed securities	4,087,458	15.6%
Corporate:
Industrial	3,344,567	12.8%
Financial	2,679,247	10.3%
Utilities	643,277	2.5%
Other	581,723	2.2%
Total corporate	7,248,814	27.8%
Foreign government	1,431,712	5.5%
Total fixed maturity securities (1)	19,035,305	72.9%
Equity securities available for sale:
Common stocks	961,433	3.7%
Preferred stocks	220,628	0.8%
Total equity securities available for sale	1,182,061	4.5%
Cash and cash equivalents (2)	2,035,399	7.8%
Investment funds	1,600,495	6.1%
Real estate	1,270,545	4.9%
Arbitrage trading account	825,049	3.1%
Loans receivable	177,750	0.7%
Net invested assets	$26,126,604	100.0%

(1)Total fixed maturity securities had an average rating of AA- and an average duration of 2.4 years, including cash and cash equivalents.
(2)Cash and cash equivalents includes trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases.